Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 6, 2019

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2019

Williamsburg, Virginia – August 6, 2019 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2019. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$51,541	$51,554	$98,931	$93,289
Net (loss) income available to common stockholders	(732)	1,352	(2,385)	1,114

EBITDA	12,006	14,914	23,168	26,125
Hotel EBITDA	15,582	16,383	28,754	28,262

FFO available to common stockholders and unitholders	4,302	6,972	8,290	11,454
Adjusted FFO available to common stockholders and unitholders	7,177	8,353	11,955	13,099

Net (loss) income per common share	$(0.05)	$0.10	$(0.18)	$0.08
FFO per common share and unit	$0.28	$0.46	$0.54	$0.75
Adjusted FFO per common share and unit	$0.47	$0.55	$0.78	$0.86

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Revenue and RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending June 30, 2019, increased 4.0% over the three months ended June 30, 2018, to $128.05 reflecting a 0.9% increase in occupancy and a 3.0% increase in average daily rate (“ADR”). For the six-month period ending June 30, 2019, RevPAR increased 6.1% over the six months ended June 30, 2018, to $124.97 driven by a 2.7% increase in occupancy and a 3.3% increase in ADR.  For the three-month period ending June 30, 2019, total revenue decreased 0.02% over the three-month period ending June 30, 2018.  For the six-month period ending June 30, 2019, total revenue increased 6.0% or by approximately $5.6 million to approximately $98.9 million, as compared to approximately $93.3 million for the six-month period ending June 30, 2018.

•

Common Dividends. On July 30, 2019, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.13 per share (and unit) to stockholders (and unitholders) of record as of September 13, 2019, payable on October 11, 2019.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $15.6 million during the three-month period ending June 30, 2019. Hotel EBITDA decreased 4.9%, or approximately $0.8 million, over the three months ended June 30, 2018. For the six-month period ending June 30, 2019, hotel EBITDA increased 1.7%, or approximately $0.5 million, over the six months ended June 30, 2018.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending June 30, 2019, adjusted FFO available to common stockholders and unitholders decreased 14.1% from the three months ended June 30, 2018. For the six-month period ending June 30, 2019, adjusted FFO available to common stockholders and unitholders decreased 8.7% or approximately $1.1 million over the six months ended June 30, 2018.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The Company experienced results in line with our expectations for the quarter.  Composite RevPAR increased approximately 4.0% for the quarter as compared to the prior year, resulting in six-month RevPAR increasing approximately 6.1% as compared to the prior year.  Hotel EBITDA and adjusted FFO were both lower for the quarter as compared to the same period in 2018, but these results were impacted by non-recurring events, including a large insurance claim settlement that was recorded in the second quarter of 2018, and the Easter holiday moving from the first quarter last year to the second quarter this year.  Hotel EBITDA results for the first half of the year were in line with our expectations. After completing the second quarter, we continue to stand by our guidance for the year.”

Balance Sheet/Liquidity

At June 30, 2019, the Company had approximately $37.3 million of available cash and cash equivalents, of which approximately $4.9 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $364.7 million in outstanding debt at a weighted average interest rate of approximately 4.98%.

On April 18, 2019, the Company closed a sale and issuance of 1,080,000 shares of its 8.25% Series D cumulative redeemable perpetual preferred stock (the “Series D Preferred Stock”), for total gross proceeds of $27.0 million before underwriting discounts and commissions and expenses payable by the Company.  On May 1, 2019, the Company closed a sale and issuance of an additional 120,000 shares of its Series D Preferred Stock, for gross proceeds of $3.0 million, in connection with the partial exercise of the underwriters’ option to purchase additional shares.  We used the net proceeds to redeem in full the Operating Partnership’s 7.25% Senior Unsecured Notes due 2021 (the “7.25% Notes”) and for working capital.

On April 26, 2019, we entered into amended loan documents to modify the existing mortgage loan on the Crowne Plaza Tampa Westshore with the existing lender, Fifth Third Bank.  Pursuant to the amended loan documents, the mortgage loan principal balance remained at approximately $18.2 million; the maturity date was extended to June 30, 2022, and may be extended for two additional periods of one year each, subject to certain conditions; the mortgage loan continues to bear a floating interest rate of 1-month LIBOR plus 3.75% subject to a floor rate of 3.75%, with a new provision to reduce the floating interest rate to 1-month LIBOR plus 3.00% upon the successful achievement of certain performance hurdles; the mortgage loan amortizes on a 25-year schedule; and the mortgage loan continues to be guaranteed by Sotherly Hotels LP.

On May 20, 2019, the Operating Partnership redeemed the entire $25.0 million aggregate principal amount of its 7.25% Notes, at a redemption price equal to 101% of the principal amount of the 7.25% Notes, plus any accrued and unpaid interest to, but not including, the redemption date.

Portfolio Update

On June 4, 2019, the Company’s hotel in Tampa, Florida was converted to the Hotel Alba, a member of the Tapestry Collection by Hilton, following the completion of an $11.3 million renovation project.  “Alba”, Spanish for sunrise, is a nod to the rise of Tampa’s historic cigar industry in the late nineteenth century, a transformative shift that ushered in the cultural diversity and economic prosperity that continues to define Tampa today.

2019 Outlook

Set forth below is the Company’s guidance for 2019, as previously revised.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2019 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2019, in thousands of dollars, except per share and RevPAR data:

	2019 Guidance
	Low Range	High Range

Total revenue	$184,247	$187,053
Net income	1,708	2,295
Net loss available to common stockholders and unitholders	(5,899)	(5,311)

EBITDA	41,977	42,914
Hotel EBITDA	49,187	50,224

FFO available to common stockholders and unitholders	14,102	14,689
Adjusted FFO available to common stockholders and unitholders	15,832	16,769

Net loss per share available to common stockholders	$(0.38)	$(0.34)
FFO per common share and unit	$0.91	$0.95
Adjusted FFO per common share and unit	$1.02	$1.08
Rev PAR	$109.60	$110.49
Hotel EBITDA margin	26.7%	26.9%

Earnings Call/Webcast

The Company will conduct its second quarter 2019 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 6, 2019. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 6, 2019 through August 6, 2020. To access the rebroadcast, dial 877-344-7529 and enter conference number 10133236.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 6, 2020.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in hotel properties, net	$436,509,664	$435,725,814
Cash and cash equivalents	32,402,174	33,792,773
Restricted cash	4,936,628	4,075,508
Accounts receivable, net	9,610,320	6,766,696
Accounts receivable - affiliate	95,392	262,572
Prepaid expenses, inventory and other assets	5,594,024	5,262,884
Favorable lease assets, net	—	2,465,421
Deferred income taxes	3,976,235	5,131,179
TOTAL ASSETS	$493,124,437	$493,482,847
LIABILITIES
Mortgage loans, net	$362,062,982	$364,828,845
Unsecured notes, net	—	23,894,658
Accounts payable and accrued liabilities	20,700,490	16,268,096
Advance deposits	2,000,943	2,815,283
Dividends and distributions payable	3,993,966	3,409,593
TOTAL LIABILITIES	$388,758,381	$411,216,475
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,352,141 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	13,521	13,521
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares issued and outstanding at June 30, 2019 and none at December 31, 2018.	12,000	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,222,378 shares and 14,209,378 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	142,223	142,093
Additional paid-in capital	175,557,743	147,085,112
Unearned ESOP shares	(4,245,348)	(4,379,742)
Distributions in excess of retained earnings	(66,820,158)	(61,052,418)
Total Sotherly Hotels Inc. stockholders’ equity	104,676,081	81,824,666
Noncontrolling interest	(310,025)	441,706
TOTAL EQUITY	104,366,056	82,266,372
TOTAL LIABILITIES AND EQUITY	$493,124,437	$493,482,847

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$36,356,324	$35,330,676	$69,308,196	$63,616,121
Food and beverage department	10,863,633	11,080,568	20,586,757	19,432,551
Other operating departments	4,320,744	5,142,283	9,036,054	10,240,411
Total revenue	51,540,701	51,553,527	98,931,007	93,289,083
EXPENSES
Hotel operating expenses
Rooms department	8,418,413	8,176,164	16,199,852	14,876,545
Food and beverage department	7,621,331	7,673,049	14,758,164	14,068,125
Other operating departments	1,745,311	1,680,582	3,655,446	3,208,909
Indirect	18,173,700	17,640,285	35,563,380	32,873,541
Total hotel operating expenses	35,958,755	35,170,080	70,176,842	65,027,120
Depreciation and amortization	5,108,375	5,601,940	11,137,110	11,236,130
Loss on disposal of assets	31,179	—	27,171	3,739
Corporate general and administrative	1,554,934	1,503,549	3,239,378	3,049,849
Total operating expenses	42,653,243	42,275,569	84,580,501	79,316,838
NET OPERATING INCOME	8,887,458	9,277,958	14,350,506	13,972,245
Other income (expense)
Interest expense	(5,088,121)	(5,087,482)	(10,393,235)	(9,264,501)
Interest income	155,512	66,505	254,808	148,209
Loss on early extinguishment of debt	(1,152,356)	—	(1,152,356)	—
Unrealized gain (loss) on hedging activities	(837,822)	5,798	(1,328,432)	18,528
Gain on involuntary conversion of assets	—	27,824	161,334	898,565
Net income before income taxes	1,964,671	4,290,603	1,892,625	5,773,046
Income tax provision	(815,356)	(1,323,014)	(1,133,513)	(1,628,969)
Net income	1,149,315	2,967,589	759,112	4,144,077
Less: Net income (loss) attributable to the noncontrolling interest	91,356	(170,331)	298,305	(140,318)
Net income attributable to the Company	1,240,671	2,797,258	1,057,417	4,003,759
Distributions to preferred stockholders	(1,972,382)	(1,444,844)	(3,442,890)	(2,889,688)
Net (loss) income available to common stockholders	$(731,711)	$1,352,414	$(2,385,473)	$1,114,071
Net (loss) income per share available to common stockholders
Basic	$(0.05)	$0.10	$(0.18)	$0.08
Weighted average number of common shares outstanding
Basic	13,626,435	13,488,526	13,618,688	13,480,529

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2019 and 2018, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2019 and the corresponding periods in 2018 (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms at the Hyde Resort & Residences, and the same-store data does not include the performance of the Hyatt Centric Arlington which we acquired in March 2018 or the participating condominium hotel rooms at the Hyde Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and six months ended June 30, 2019 and the corresponding period in 2018.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Actual Portfolio Metrics
Occupancy %	77.4%	77.8%	73.8%	72.9%
ADR	$163.48	$158.14	$164.47	$157.99
RevPAR	$126.59	$123.02	$121.33	$115.15
Same-Store Portfolio Metrics
Occupancy %	76.2%	76.5%	73.0%	71.7%
ADR	$155.65	$151.19	$159.76	$153.20
RevPAR	$118.62	$115.69	$116.61	$109.80
Composite Portfolio Metrics
Occupancy %	76.3%	75.6%	73.1%	71.2%
ADR	$167.87	$162.93	$170.91	$165.37
RevPAR	$128.05	$123.17	$124.97	$117.81

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2019, 2018 and 2017, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2019	Q2 2018	Q2 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	75.0%	74.6%	75.1%
	69.4%	65.7%	71.0%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	82.8%	84.8%	80.9%
	82.9%	84.6%	80.9%
DoubleTree by Hilton Laurel Laurel, Maryland	80.2%	79.5%	82.9%
	70.8%	65.2%	66.6%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	85.1%	86.3%	83.3%
	75.1%	78.8%	76.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	81.3%	81.9%	78.6%
	76.6%	76.7%	76.4%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	73.8%	73.5%	76.0%
	76.0%	75.6%	79.5%
Georgian Terrace Atlanta, Georgia	70.9%	74.8%	71.6%
	73.0%	69.2%	73.1%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	70.5%	76.8%	80.0%
	75.1%	83.7%	82.9%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	78.2%	69.9%	77.5%
	70.3%	60.7%	70.8%
Hyatt Centric Arlington (1) Arlington, Virginia	88.4%	89.2%	93.6%
	80.7%	80.8%	83.0%
Sheraton Louisville Riverside Jeffersonville, Indiana	75.6%	68.9%	75.6%
	64.9%	60.3%	66.6%
The Whitehall Houston, Texas	64.5%	67.7%	60.8%
	64.5%	62.7%	63.1%
Hyde Resort & Residences (2) Hollywood Beach, Florida	53.9%	43.2%	29.0%
	61.0%	47.7%	30.7%

All properties weighted average (1)	76.3%	75.6%	75.7%
	73.1%	71.0%	74.4%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q2 2019	Q2 2018	Q2 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$190.12	$191.37	$169.35
	$185.63	$185.91	$165.93
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$139.46	$143.08	$131.32
	$142.87	$143.69	$131.74
DoubleTree by Hilton Laurel Laurel, Maryland	$112.76	$113.85	$109.15
	$111.40	$112.03	$110.70
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$163.31	$147.86	$149.11
	$147.02	$139.32	$136.00
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$146.19	$137.65	$135.52
	$141.54	$135.77	$135.55
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$161.72	$164.99	$156.52
	$197.24	$196.45	$187.73
Georgian Terrace Atlanta, Georgia	$190.59	$178.44	$170.10
	$220.76	$184.25	$170.72
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$128.69	$121.79	$113.24
	$136.69	$132.04	$125.44
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$172.00	$156.69	$164.67
	$156.88	$146.03	$147.57
Hyatt Centric Arlington (1) Arlington, Virginia	$223.78	$211.29	$198.61
	$202.50	$191.56	$196.40
Sheraton Louisville Riverside Jeffersonville, Indiana	$132.00	$141.53	$156.41
	$124.21	$132.53	$141.25
The Whitehall Houston, Texas	$146.77	$146.91	$141.37
	$146.46	$147.00	$151.59
Hyde Resort & Residences (2) Hollywood Beach, Florida	$290.49	$290.13	$288.14
	$315.72	$326.83	$311.05

All properties weighted average (1)	$167.87	$162.93	$155.45
	$170.91	$164.70	$154.06

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q2 2019	Q2 2018	Q2 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$142.65	$142.74	$127.15
	$128.87	$122.16	$117.77
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$115.49	$121.40	$106.27
	$118.42	$121.52	$106.60
DoubleTree by Hilton Laurel Laurel, Maryland	$90.48	$90.55	$90.49
	$78.91	$73.00	$73.75
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$139.06	$127.66	$124.14
	$110.41	$109.72	$103.63
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$118.79	$112.70	$106.49
	$108.41	$104.08	$103.57
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$119.31	$121.28	$118.91
	$149.93	$148.58	$149.19
Georgian Terrace Atlanta, Georgia	$135.06	$133.53	$121.86
	$161.26	$127.54	$124.80
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$90.67	$93.57	$90.62
	$102.60	$110.47	$103.95
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$134.42	$109.56	$127.64
	$110.34	$88.63	$104.53
Hyatt Centric Arlington (1) Arlington, Virginia	$197.73	$188.46	$185.96
	$163.49	$154.70	$163.00
Sheraton Louisville Riverside Jeffersonville, Indiana	$99.81	$97.50	$118.23
	$80.60	$79.91	$94.05
The Whitehall Houston, Texas	$94.61	$99.46	$86.01
	$94.49	$92.14	$95.73
Hyde Resort & Residences (2) Hollywood Beach, Florida	$156.48	$125.44	$83.56
	$192.65	$155.97	$95.45

All properties weighted average (1)	$128.05	$123.17	$117.60
	$124.97	$116.96	$114.01

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net (loss) income available to common stockholders	$(731,711)	$1,352,414	$(2,385,473)	$1,114,071
Add: Net (loss) income attributable to noncontrolling interest	(91,356)	170,331	(298,305)	140,318
Depreciation and amortization - real estate	5,094,339	5,477,331	11,108,206	11,094,906
Gain on involuntary conversion of assets	—	(27,824)	(161,334)	(898,565)
Loss on disposal of assets	31,179	—	27,171	3,739
FFO available to common stockholders and unitholders	$4,302,451	$6,972,252	$8,290,265	$11,454,469
Decrease in deferred income taxes	870,265	1,261,667	1,154,944	1,521,929
Amortization	14,036	124,609	28,904	141,224
Loss on early extinguishment of debt	1,152,356	—	1,152,356	—
Unrealized (gain) loss on hedging activities	837,822	(5,798)	1,328,432	(18,528)
Adjusted FFO available to common stockholders and unitholders	$7,176,930	$8,352,730	$11,954,901	$13,099,094

Weighted average number of shares outstanding, basic	13,626,435	13,488,526	13,618,688	13,480,529

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,404,575	15,266,666	15,396,828	15,258,669

FFO per common share and unit	$0.28	$0.46	$0.54	$0.75

Adjusted FFO per common share and unit	$0.47	$0.55	$0.78	$0.86

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net (loss) income available to common stockholders	$(731,711)	$1,352,414	$(2,385,473)	$1,114,071
Add: Net (loss) income attributable to noncontrolling interest	(91,356)	170,331	(298,305)	140,318
Interest expense	5,088,121	5,087,482	10,393,235	9,264,501
Interest income	(155,512)	(66,505)	(254,808)	(148,209)
Income tax provision	815,356	1,323,014	1,133,513	1,628,969
Depreciation and amortization	5,108,375	5,601,940	11,137,110	11,236,130
Distributions to preferred stockholders	1,972,382	1,444,844	3,442,890	2,889,688
EBITDA	12,005,655	14,913,520	23,168,162	26,125,468
Loss on disposal of assets	31,179	—	27,171	3,739
Loss on early extinguishment of debt	1,152,356	—	1,152,356	—
Gain on involuntary conversion of assets	—	(27,824)	(161,334)	(898,565)
Subtotal	13,189,190	14,885,696	24,186,355	25,230,642
Corporate general and administrative	1,554,934	1,503,549	3,239,378	3,049,849
Unrealized (gain) loss on hedging activities	837,822	(5,798)	1,328,432	(18,528)
Hotel EBITDA	$15,581,946	$16,383,447	$28,754,165	$28,261,963

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	2019 Guidance
	Low Range	High Range

Net income	$1,708	$2,295
Interest expense	19,899	19,899
Interest income	(380)	(380)
Income tax provision	750	1,100
Depreciation and amortization	20,000	20,000

EBITDA	41,977	42,914
Loss on early extinguishment of debt	1,160	1,160
Corporate general and administrative	6,050	6,150

Hotel EBITDA	$49,187	$50,224

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	2019 Guidance
	Low Range	High Range

Net income	1,708	2,295
Depreciation and amortization	20,000	20,000

FFO	21,708	22,295
Distributions to preferred stockholders	(7,606)	(7,606)

FFO available to common stockholders and unitholders	14,102	14,689
Decrease in deferred income taxes	570	920
Loss on early extinguishment of debt	1,160	1,160
Adjusted FFO available to common stockholders and unitholders	$15,832	$16,769

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) distributions to preferred stockholders and (15) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.